FOR IMMEDIATE RELEASE
Exhibit 99.1

CONTACT:	Fraser Engerman (media) +1-414.524.2733 (office) Fraser.Engerman@jci.com	Glen Ponczak (investors) +1-414.524.2375 (office) Glen.L.Ponczak@jci.com

Johnson Controls announces three-year $3.65 billion share repurchase program;
Increases quarterly dividend by 16 percent

Webcast to discuss capital allocation strategy scheduled for Nov. 21, 2013

MILWAUKEE - Nov. 20, 2013 - Johnson Controls, (NYSE: JCI), a global multi-industrial company with core businesses in the building and automotive industries, today announced a multi-year share repurchase program and an increase in its quarterly dividend, reflecting the company's strong financial position and confidence in its long-term business prospects.

The company’s board of directors has approved a $3 billion increase in its share repurchase program, which now totals $3.65 billion. To date in fiscal 2014, Johnson Controls has spent approximately $400 million on repurchases. In addition, the company is announcing an $800 million accelerated stock repurchase (ASR) agreement with Goldman, Sachs and Co. that will be funded in November 2013. The remainder of the repurchase program is expected to be utilized in fiscal 2015 and 2016.

In implementing the program, the company said the repurchases may be made through a variety of methods, which could include negotiated block transactions, accelerated share repurchase transactions or open market purchases. The stock repurchase program does not have an expiration date and may be amended or terminated by the board of directors at any time without prior notice.

Additionally, the Johnson Controls board of directors increased the regular quarterly dividend to $0.22 per share of common stock, an increase of 16 percent. The newly increased quarterly dividend will be paid on Jan. 6, 2014 to shareholders of record as of the close of business on Dec. 16, 2013. Johnson Controls has increased its dividend in 33 of the past 35 years and has paid a consecutive dividend since 1887.

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"Our operational execution continues to improve in a market environment that has stabilized, giving us increased confidence in our outlook for record results in fiscal 2014 and beyond,” said Alex Molinaroli, chief executive officer of Johnson Controls. “We have a strong balance sheet and are committed to disciplined capital allocation, giving us the capacity to continue investing in our businesses while meaningfully increasing the cash we return to our shareholders.”
Bruce McDonald, executive vice president and chief financial officer of Johnson Controls will hold a webcast for financial analysts and investors tomorrow, Nov.21, 2013 at 9 a.m. EST regarding today’s announcement. The webcast and replay can be accessed through the investors section of www.johnsoncontrols.com.
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Forward-looking statements
Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2012 and Johnson Controls’ subsequent Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

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About Johnson Controls
Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 168,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and interior systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2013, Corporate Responsibility Magazine recognized Johnson Controls as the #14 company in its annual "100 Best Corporate Citizens" list. For additional information, please visit http://www.johnsoncontrols.com.
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